                                                                    EXHIBIT 99.1



IASIS
HEALTHCARE

     DOVER CENTRE, 113 SEABOARD LANE, SUITE A200, FRANKLIN, TENNESSEE 37067
      --------------------------------------------------------------------
        PHONE: (615) 844-2747 FAX: (615) 846-3006 WWW.IASISHEALTHCARE.COM

CONTACT:   WAYNE GOWER
           PRESIDENT AND CHIEF EXECUTIVE OFFICER
           OR
           JOHN K. CRAWFORD
           EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
           (615) 844-2747


                     IASIS HEALTHCARE CORPORATION ANNOUNCES
                      THIRD QUARTER AND NINE MONTHS RESULTS


FRANKLIN, Tennessee (August 3, 2000) - IASIS Healthcare Corporation announced today financial results for the third quarter and nine months ended June 30, 2000. The results for the third quarter and nine months ended June 30, 2000, include the contribution of ten acute care hospitals and other related facilities and assets acquired from Tenet Healthcare and a management company on October 15, 1999.

       Net operating revenues for the third quarter of 2000 totaled $215.2 million compared with $47.0 million in the same quarter of last year. Earnings before interest, depreciation, amortization, income taxes, minority interest and recapitalization costs (EBITDA) for the third quarter increased to $28.3 million in 2000 from $7.0 million in 1999. Net loss, before preferred stock dividends and accretion, for the quarter was $788,000. The results for the third quarter include start-up EBITDA losses of $2.9 million at Rocky Mountain Medical Center
(RMMC), a full service, acute care hospital opened April 10, 2000, with 120 licensed beds in Salt Lake City, Utah.

         Net operating revenues for the nine months ended June 30, 2000, were $618.3 million compared with $140.2 million for the same period of last year. EBITDA totaled $90.1 million, including start-up EBITDA losses of $4.8 million at RMMC, compared with $20.9 million for the same period in 1999. Net earnings, before preferred stock dividends and accretion, for the nine months ended June 30, 2000, was $3.7 million.

         On a pro forma basis, which assumes that the acquisitions of the Tenet hospitals and the management company were effective as of the beginning of each period, net operating revenues for the acute care services segment for the three months ended June 30, 2000, increased 10.3% to $192.1 million compared with $174.2 million in the same prior year period. Acute care services pro forma EBITDA for the three months ended June 30, 2000, excluding EBITDA losses from RMMC, was



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


IASIS Healthcare Announces Third Quarter Results
Page 2
August 3, 2000

$30.2 million compared with $33.6 million for the same period in 1999. The third quarter 1999 pro forma EBITDA includes approximately $7.0 million in earnings resulting from pre-1999 cost report settlements and similar non-recurring items. Excluding the effect of such items on 1999 pro forma EBITDA and excluding RMMC EBITDA losses, EBITDA for the three months ended June 30, 2000 for the acute care services segment increased by 13.5%. Pro forma net operating revenues for the Company's health insurance business segment, Health Choice, for the three months ended June 30, 2000, increased 7.9% to $23.1 million compared with $21.4 million in the same prior year period. Health Choice EBITDA for the three months ended June 30, 2000, was $1.0 million compared with $1.1 million for the same period in 1999.

         On a pro forma basis, net operating revenues for the acute care services segment for the nine months ended June 30, 2000, increased 11.3% to $576.0 million compared with $517.3 million in the same prior year period. Acute care services pro forma EBITDA for the nine months ended June 30, 2000, excluding EBITDA losses from RMMC, was $93.3 million compared with $94.2 million for the same period in 1999. Pro forma EBITDA for the nine months ended June 30, 1999 includes approximately $7.0 million in earnings resulting from pre-1999 cost report settlements and similar non-recurring items. Excluding the effect of such items on 1999 pro forma EBITDA and excluding RMMC EBITDA losses, EBITDA for the nine months ended June 30, 2000 for the acute care services segment increased by 7.0%. Pro forma net operating revenues for the Company's health insurance business segment, Health Choice, for the nine months ended June 30, 2000, increased 5.9% to $65.1 million compared with $61.5 million in the same prior year period. Health Choice EBITDA for the nine months ended June 30, 2000, was $2.6 million compared with $3.0 million for the same period in 1999.

         On a pro forma combined basis, hospital admissions and adjusted admissions for the quarter ended June 30, 2000, increased over the prior year period by 9.4% and 12.8%, respectively, and for the nine months ended June 30, 2000, hospital admissions and adjusted admissions increased over the prior year period by 6.7% and 9.1%, respectively.

         In commenting on the third quarter results, Wayne Gower, president and chief executive officer of IASIS Healthcare, said, "We continued to make progress in our operating units during the third quarter of our first year. Our positive momentum results from our focus on the quality and convenience of care we deliver to our patients and their physicians. We expect to continue upgrading our hospitals and patient care services to meet the increased demand we are experiencing in the communities we serve. We are also optimistic about prospects for the longer term as a result of what appear to be improving reimbursement trends and a more positive legislative environment.

       "While we are experiencing significant start-up losses at our Rocky Mountain Medical Center, we remain convinced that we will ultimately prevail in establishing Salt Lake City's newest hospital delivering exceptional medical, surgical and diagnostic services to this rapidly growing market. Our



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


IASIS Healthcare Announces Third Quarter Results
Page 3
August 3, 2000


revenues during our first few months of operation at RMMC have been lower than we had expected primarily due to impediments that are blocking our ability to attain certain managed care contracts. We are vigorously pursuing elimination of any barriers that patients may encounter in seeking care at RMMC. In addition, as of August 1, we have physicians occupying our adjacent medical office building, which provides additional access to care for our patients."

       IASIS Healthcare Corporation owns and operates 15 general, acute care hospitals with a total of 2,194 operating beds. IASIS focuses on networks of medium-sized hospitals, each with 100 to 400 beds. The Company currently operates hospitals in Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; and three markets within the State of Texas. IASIS also operates four ambulatory surgery centers and a Medicaid managed health plan serving over 40,000 members in Arizona.

       This press release contains forward-looking statements based on management's current expectations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, risks and uncertainties associated with general economic and business conditions, the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997 and the Balanced Budget Refinement Act, changes in Medicare and Medicaid reimbursement levels, the highly competitive nature of the healthcare industry, the possible enactment of Federal or state healthcare reform, the impact of possible future governmental investigations, the ability to attract and retain qualified management and personnel - including physicians, the ability to enter into managed care provider arrangements on acceptable terms, the ability to successfully negotiate agreements with payors at Rocky Mountain Medical Center and build census levels there, the ability to successfully manage the risks of our Medicaid managed care plan, Health Choice, the ability to successfully convert our management information systems, the ability to service our significant indebtedness, the ability to implement successfully the Company's acquisition and development strategy and to obtain financing therefore, and those risks, uncertainties and others matters detailed from time to time in the Company's filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this release.



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


IASIS Healthcare Announces Third Quarter Results
Page 4
August 3, 2000




                          IASIS HEALTHCARE CORPORATION
             CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                            THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                  JUNE 30,                      JUNE 30,
                                                        ------------------------       -------------------------
                                                           2000           1999            2000           1999
                                                        ---------       --------       ---------       ---------

Net operating revenue                                   $ 215,247       $ 46,991       $ 618,279       $ 140,207
Salaries and benefits                                      77,291         15,939         215,957          48,623
Supplies                                                   31,957          6,500          93,453          19,359
Other operating expenses                                   62,681         12,523         174,408          35,878
Provision for bad debts                                    15,011          3,350          44,378          10,413
Allocated management fees                                      --          1,692              --           5,061
                                                        ---------       --------       ---------       ---------
Earnings before interest, taxes, depreciation,
  amortization and recapitalization costs (EBITDA)         28,307          6,987          90,083          20,873

Interest, net                                              16,132          2,431          45,577           8,525
Depreciation and amortization                              12,753          3,097          34,248           9,413
Recapitalization costs                                         --             --           3,478              --
Minority interests                                            210            (32)            252             (51)
                                                        ---------       --------       ---------       ---------

Earnings (loss) before income taxes                          (788)         1,491           6,528           2,986
Provision for income taxes                                     --             --           2,853              --
                                                        ---------       --------       ---------       ---------

Net earnings (loss)                                          (788)         1,491           3,675           2,986

Preferred stock dividends and accretion                     6,627             --          18,775              --
                                                        ---------       --------       ---------       ---------

Net earnings (loss) attributable
  to common shareholders                                $  (7,415)      $  1,491       $ (15,100)      $   2,986
                                                        =========       ========       =========       =========



                                      -END-

                          IASIS HEALTHCARE CORPORATION
    CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)


                                                                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                        JUNE 30,                       JUNE 30,
                                                                2000             1999            2000            1999
                                                                ----             ----            ----            ----
     NET REVENUE .......................................      $ 215,247        $ 46,991        $618,279       $ 140,207

     COSTS AND EXPENSES:
         Salaries and benefits .........................         77,291          15,939         215,957          48,623
         Supplies ......................................         31,957           6,500          93,453          19,359
         Other operating expenses ......................         62,681          12,523         174,408          35,878
         Provision for bad debts .......................         15,011           3,350          44,378          10,413
         Interest, net .................................         16,132           2,431          45,577           8,525
         Depreciation and amortization .................         12,753           3,097          34,248           9,413
         Allocated management fees .....................             --           1,692              --           5,061
         Recapitalization costs ........................             --              --           3,478              --
                                                              ---------        --------        --------       ---------

           TOTAL COSTS AND EXPENSES ....................        215,825          45,532         611,499         137,272
                                                              ---------        --------        --------       ---------

     Earnings (loss) from operations before minority
       interests and income taxes ......................           (578)          1,459           6,780           2,935
     Minority interests ................................            210             (32)            252             (51)
                                                              ---------        --------        --------       ---------
     Earnings (loss) from operations before income taxes           (788)          1,491           6,528           2,986
     Provision for income taxes ........................             --              --           2,853              --
                                                              ---------        --------        --------       ---------
           NET EARNINGS (LOSS) .........................           (788)          1,491           3,675           2,986

     Preferred stock dividends and accretion ...........          6,627              --          18,775              --
                                                              ---------        --------        --------       ---------

     NET EARNINGS (LOSS) ATTRIBUTABLE TO COMMON
           SHAREHOLDERS ................................      $  (7,415)       $  1,491        $(15,100)      $   2,986
                                                              =========        ========        ========       =========

     EBITDA ............................................      $  28,307        $  6,987        $ 90,083       $  20,873
                                                              =========        ========        ========       =========
     EBITDA MARGIN .....................................          13.15%          14.87%          14.57%          14.89%


                          IASIS HEALTHCARE CORPORATION
         CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS (UNAUDITED)
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                                         JUNE 30,       MARCH 31,
                                                                           2000           2000
                                                                           ----           ----

                                     ASSETS

     CURRENT ASSETS:
         Cash and cash equivalents ...............................      $   3,345       $  24,867
         Accounts receivable, net of allowance for doubtful
           accounts of $37,691 at June 30, 2000 and $33,812 at
           March 31, 2000 ........................................        145,885         124,128
         Supplies ................................................         19,729          18,720
         Prepaid expenses and other current assets ...............         29,322          41,970
                                                                        ---------       ---------

             TOTAL CURRENT ASSETS ................................        198,281         209,685

     Property and equipment, net of accumulated depreciation .....        429,940         431,788
     Goodwill and other intangible assets, net of accumulated
         amortization ............................................        219,426         227,747
     Deferred debt financing costs, net of accumulated
         amortization ............................................         24,103          24,031
     Other assets ................................................          5,305           5,545
                                                                        ---------       ---------

             TOTAL ASSETS ........................................      $ 877,055       $ 898,796
                                                                        =========       =========

                  LIABILITIES AND SHAREHOLDERS' EQUITY

     CURRENT LIABILITIES:
         Accounts payable ........................................      $  41,438       $  47,919
         Accrued salaries and benefits ...........................         17,078          22,189
         Medical claims payable ..................................         16,467          18,121
         Other accrued liabilities and expenses ..................         25,142          31,955
         Current maturities of long-term debt and capital lease
              obligations ........................................          7,996           7,757
                                                                        ---------       ---------

             TOTAL CURRENT LIABILITIES ...........................        108,121         127,941

     Long-term debt and capital lease obligations ................        549,513         551,705
     Other long-term liabilities .................................          3,825           2,458
     Minority interest ...........................................          2,238           2,027
     Series A Preferred Stock -- $.01 par value, authorized
          500,000 shares; 160,000 shares issued and outstanding
          at June 30, 2000 (liquidation preference value of
          $178,133 at June 30, 2000) .............................        176,784         170,369
     Series B Preferred Stock -- $.01 par value, authorized
          50,000 shares; 5,311 shares issued and outstanding
          at June 30, 2000 (liquidation preference value of $5,913
          at June 30, 2000) ......................................          5,868           5,655

     SHAREHOLDERS' EQUITY:
         Common stock -- $.01 par value, authorized 5,000,000
           shares; 1,371,490 shares issued and outstanding
           at June 30, 2000 ......................................             14              14
         Additional paid-in capital ..............................        266,667         273,799
         Treasury stock (at cost) ................................       (155,025)       (155,025)
         Accumulated deficit .....................................        (80,950)        (80,147)
                                                                        ---------       ---------

           TOTAL SHAREHOLDERS' EQUITY ............................         30,706          38,641
                                                                        ---------       ---------

           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............      $ 877,055       $ 898,796
                                                                        =========       =========


                          IASIS HEALTHCARE CORPORATION
    CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                      THREE MONTHS       NINE MONTHS
                                                                          ENDED             ENDED
                                                                      JUNE 30, 2000     JUNE 30, 2000
                                                                      -------------     -------------

          CASH FLOWS FROM OPERATING ACTIVITIES:
              Net (loss) earnings ...............................        $   (788)        $   3,675
              Adjustments to reconcile net (loss) earnings to
              net cash used in operating activities:
                Depreciation and amortization ...................          12,753            34,248
                Minority interests ..............................             210               252
                Changes in operating assets and liabilities,
                  net of the effect of acquisitions:
                  Accounts receivable ...........................         (21,757)         (117,491)
                  Supplies, prepaid expenses and other
                    current assets ..............................          11,639           (19,710)
                  Accounts payable and other accrued liabilities          (10,703)           42,299
                                                                         --------         ---------

                NET CASH USED IN OPERATING ACTIVITIES ...........          (8,646)          (56,727)

          CASH FLOWS FROM INVESTING ACTIVITIES:
              Purchases of property and equipment ...............         (10,472)          (36,910)
              Payments for acquisitions, net ....................              --          (433,401)
              (Increase) decrease in other assets ...............             240            (1,339)
                                                                         --------         ---------

                NET CASH USED IN INVESTING ACTIVITIES ...........         (10,232)         (471,650)

          CASH FLOWS FROM FINANCING ACTIVITIES:
              Proceeds from issuance of preferred stock .........              --           160,000
              Repurchase of common stock ........................              --          (155,025)
              Proceeds from senior bank debt borrowings .........              --           330,000
              Proceeds from issuance of senior subordinated notes              --           230,000
              Payment of debt and capital leases ................          (1,953)           (4,010)
              Common and preferred stock issuance costs incurred               --            (2,625)
              Debt financing costs incurred .....................            (691)          (26,618)
                                                                         --------         ---------

                NET CASH PROVIDED BY (USED IN) FINANCING
                  ACTIVITIES ....................................          (2,644)          531,722
                                                                         --------         ---------

          Increase (decrease) in cash and cash equivalents ......         (21,522)            3,345
          Cash and cash equivalents at beginning of the period ..          24,867                --
                                                                         --------         ---------
          Cash and cash equivalents at end of the period ........        $  3,345         $   3,345
                                                                         ========         =========

          SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
          FINANCING ACTIVITIES:
              Effects of acquisitions, net:
                Assets acquired, net of cash ....................        $ (7,273)        $ 481,531
                Liabilities assumed .............................           7,273           (38,670)
                Issuance of preferred and common stock, net .....              --            (9,460)
                                                                         --------         ---------
                  PAYMENT FOR ACQUISITIONS, NET .................        $     --         $ 433,401
                                                                         ========         =========

                          IASIS HEALTHCARE CORPORATION
               PRO FORMA COMBINED OPERATING STATISTICS (UNAUDITED)


                                                                THREE MONTHS                  NINE MONTHS
                                                                ENDED JUNE 30,                ENDED JUNE 30,
                                                             2000          1999           2000            1999
                                                             ----          ----           ----            ----
Number of hospitals at end of period                           15             15             15              15

Licensed beds at end of period                              2,684          2,564          2,684           2,564

Beds in service at end of period                            2,194          2,144          2,194           2,144

Admissions                                                 18,725         17,115         57,119          53,519

Adjusted admissions                                        31,584         27,994         93,345          85,533

Average length of stay                                       4.43           4.51           4.49            4.64

Patient days                                               82,863         77,142        256,562         248,387

Adjusted patient days                                     134,879        125,040        406,936         390,925

Occupancy rates (average beds in service)*                   42.6%          39.5%          43.7%           42.4%


Note: The table above presents the unaudited historical and pro forma combined operating statistics as if the acquisition of the Tenet hospitals was effective as of the beginning of each period.

*Excludes 71 beds at RMMC placed in service on April 10, 2000. If these beds are included, occupancy rates would have been 41.6% and 43.4% for the three and nine months ended June 30, 2000, respectively.